Exhibit 99.1

Saks Partners with Inspirato to Bring Luxury Travel Subscriptions to Saks Customers

NEW YORK, MARCH 14, 2023 – Saks, the premier digital platform for luxury fashion, and Inspirato Incorporated (“Inspirato”) (NASDAQ: ISPO), the innovative luxury travel subscription brand, have entered into a strategic marketing partnership. Through the new partnership, nearly 3,000 Saks stylists will be empowered as Inspirato brand ambassadors to introduce their clients to Inspirato’s luxury travel subscription offerings, both online and in Saks Fifth Avenue stores.

“At Saks, our strategy is centered on providing our customers with access to the very best in luxury,” said Marc Metrick, Chief Executive Officer, Saks. “As the largest luxury ecommerce platform in the U.S., it’s our mission to establish lasting, meaningful relationships with our customers and that includes delivering an assortment of experiences tailored to their unique lifestyles. We know our customers are excited about travel, and look forward to introducing them to the many benefits that an Inspirato membership offers.”

As a key component of the relationship, which is expected to launch in the second quarter of 2023, Saks stylists will receive comprehensive training on Inspirato’s luxury travel subscription offerings. Saks stylists will then introduce Inspirato and its benefits to their clients with support from Inspirato’s sales team and a variety of brand collaborations.

“We are thrilled to partner with Saks, one of the most recognized and preeminent luxury names in the world,” said Brent Handler, Co-Founder and Chief Executive Officer, Inspirato. “Like Saks, we focus on building long-term relationships with our members to help them live richer lives, handcrafting unparalleled travel experiences designed to delight and inspire. And with our portfolio of managed and controlled accommodations now larger than ever, we are well-positioned to accelerate our growth by partnering with Saks to welcome their customers to Inspirato.”

As part of the agreement, all Inspirato members will be invited to apply for the SaksFirst Card, so that they can participate in the SaksFirst Rewards Program. Upon approval, they will be eligible for an elevated SaksFirst status level based on their annual Inspirato spend. SaksFirst members enjoy access to a variety of VIP benefits depending on their status, including complimentary gift cards, participation in Saks Beauty Rewards, invitations to special events and early access to sales. Saks and Inspirato will also collaborate on multi-channel marketing efforts and brand activations.

For more information, visit: https://inspirato.com/saks.

About Saks

Saks is the premier digital platform for luxury fashion in North America. Driven by a mission to help customers express themselves through relevant and inspiring style, we serve as a destination to explore and discover the latest from established and emerging designers. Our expertly curated assortment features sought-after names in women’s, men’s and kids’ fashion, as well as beauty, home and lifestyle merchandise. Through the Saks website and app, we provide access to professional stylists, inspiring editorial content and interactive events. Our differentiated approach seamlessly combines elevated online experiences with in-person services through an exclusive partnership with the Saks Fifth Avenue stores. Visit Saks.com for more information. Follow @saks on Instagram, TikTok, LinkedIn, Facebook and Twitter, @thesaksman on Instagram and Saks Fifth Avenue on LinkedIn.

About Inspirato

Inspirato is a luxury travel subscription company that provides access to a managed and controlled portfolio of hand-selected vacation options, delivered through an innovative model designed to ensure the service and certainty that affluent customers demand. The Inspirato portfolio includes branded, controlled luxury vacation homes available exclusively to subscribers and guests, accommodations at five-star hotel and resort partners, and custom travel experiences. In 2022, Inspirato introduced Inspirato for Good, an easy-to-use platform that delivers high-value fundraising results for nonprofit organizations, and Inspirato for Business, a comprehensive turnkey solution that enables companies to leverage luxury travel to recruit, reward, and retain employees. For more information, visit www.inspirato.com and follow @inspirato on Instagram, Facebook, Twitter, and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of federal securities law. Forward-looking statements can be identified by words such as: “believe,” “can,” “expected,” “will” or the negative of these words or other similar expressions that concern expectations, strategy, priorities, plans, or intentions. Examples of forward-looking statements include, among others, statements we make regarding growth prospects and product development.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to, risks detailed in Inspirato’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in its Quarterly Report on Form 10-Q filed with the SEC on December 19, 2022 and subsequent filings with the SEC.

Any forward-looking statement made by Inspirato or Saks in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Saks Contact

Nicole Schoenberg

sakspress@saks.com

Inspirato Contacts

Media Relations

communications@inspirato.com

Investor Relations

ir@inspirato.com